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                                   APPENDIX A.
         VARIABLE PROVISIONS IN GROUP ANNUITY CONTRACT G-CDA-01(NY) AND
                            CERTIFICATE C-CDA-01(NY)
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CONTRACT SCHEDULE/TITLE              VARIATION(S)/PARAMETERS OF BRACKETS               WHEN USED/WHEN CHANGED


Contract Schedule I                The bracketed language shown is for 403(b)          The language used will depend on
CONTROL OF CONTRACT                non-voluntary plans.  The schedule may show one     the plan type (which section of
                                   of the following variations:                        the Code applies) and by the
                                   -    FOR 403(B) VOLUNTARY PLANS:                    characteristics of the Contract
                                   This is a Contract between the Contract Holder      Holder.
                                   and Aetna only to satisfy the purchase
                                   requirements of Code Section 403(b)(1).  The
                                   Contract Holder has no right, title, or interest
                                   in the value of Individual Accounts established
                                   under the Contract.

                                   Participants own all amounts held in their Individual Accounts and may make any choices allowed under the Contract.

                                   The Contract and Individual Accounts are nontransferable and nonassignable except to us in the event of a loan (if allowed under the Contract) or in the event of a qualified domestic relations order as allowed under the Retirement Equity Act of 1984 (REA).

                                   The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.

                                   -    FOR 401(a), 401(k) AND 403(a) PLANS:
                                   The Contract Holder controls this Contract.

                                   By notifying us in writing, the Contract
                                   Holder may allow Participants to choose
                                   Investment Options for an Individual Account. The Contract Holder may, however, retain the right to choose Investment Options for employer Contributions. We will make payments under the Contract only at the written direction of the Contract Holder and a Participant. Unless otherwise directed by the Plan, we will not make a distribution from an Individual Account without written direction from the Contract


Appendix A(NY)
December 26, 2001                       1


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                                   Holder and a  Participant.
                                   The Contract and any Individual Accounts are
Contract Schedule I                nontransferable and nonassignable except to us in
CONTROL OF CONTRACT                the event of a loan (if allowed under the
(Continued)                        Contract) or in the event of a qualified domestic
                                   relations order as allowed under the Retirement
                                   Equity Act of 1984 (REA).

                                   Participants have a nonforfeitable right to the value of employer Contributions made to their Individual Accounts subject to any vesting limits provided by the Plan as determined by the Contract Holder. Participants have a nonforfeitable right to the value of employee Contributions made to their Individual Accounts.

                                   The Contract Holder must notify us in writing if the Plan is, or becomes, subject to the Employee Retirement Income Security Act of 1974 (ERISA) and/or related law or regulations including REA. We will rely on the Contract Holder's determination and representation of the applicability of such laws. If the Plan is subject to ERISA, before we will make a distribution from an Individual Account, the Contract Holder must certify in writing that all applicable REA requirements have been met and that the distribution complies with the Plan.

Contract Schedule I                The values shown in brackets in this item           The maintenance fee
MAINTENANCE FEE                    represent the following:                            is based on factors described in
                                   -    [$XX] BRACKETS:  ACTUAL FEE FOR A              the Statement of Variability.
                                        SPECIFIC CONTRACT HOLDER.
                                        When we issue the contract to a specific
                                        Contract Holder, we will insert the actual
                                        fee applicable to that customer in place of
                                        the bracketed [$XX].  While this is subject
                                        to the contractual maximum (see next
                                        bullet), in our current practice this actual
                                        fee will not exceed $20.  The actual fee may
                                        vary, in accordance with contract section
                                        1.18.
                                   -    [$30] BRACKETS:  CONTRACTUAL MAXIMUM
                                        FEE.  This represents the maximum fee we
                                        would ever charge.  However, at the present
                                        time, we intend to issue contracts with the
                                        maximum shown as $20.  We reserve the right
                                        to issue contracts at

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                                        some future time with
                                        a higher maximum not exceeding $30 but only
                                        prospectively for new contracts.




Contract Schedule I                The schedule may show the following variation:      Language used will depend  on
CONTRIBUTION LIMITS                -    FOR 401(a), 401(k) AND 403(a) PLANS:           the Code Section under which the
                                   Contribution limits are as set forth in the Code    Contract is issued. We are
                                   and in the Plan.                                    required by federal law to
                                                                                       provide the actual limits only for
                                                                                       contracts issued under Code Section
                                                                                       403(b).

Contract Schedule I                The variable portion of each contract will be       We do not foresee changing the
 SEPARATE ACCOUNT                  accumulated in Variable Annuity Account C.          variable annuity account, but
                                                                                       have bracketed the account name [C] to
                                                                                       accommodate any future change in
                                                                                       account as established in accordance
                                                                                       with the Plan of Operations and the
                                                                                       New York insurance laws.


Contract Schedule I                -    MORTALITY AND EXPENSE RISK CHARGE              The charges are based on factors
DAILY CHARGES TO THE SEPARATE      The values shown in brackets in this item           described in the Statement of
ACCOUNT                            represent the following:                            Variability.

                                   1.   [X.XX%] BRACKETS:  ACTUAL CHARGE FOR A
                                        SPECIFIC CONTRACT HOLDER.  When we issue the
                                        contract to a specific Contract Holder, we
                                        will insert the actual charge applicable to
                                        that customer.  While this is subject to the
                                        contractual maximum (see #2 below), in our
                                        current practice this actual charge will not
                                        exceed 1.25% when the contract is
                                        delivered.  The actual charge may vary after
                                        the contract is delivered, in accordance
                                        with contract section 1.18.

                                   2.   [1.50%] BRACKETS:  CONTRACTUAL MAXIMUM
                                        CHARGE.  This represents the maximum
                                        charge.  At the present time, we intend to
                                        issue contracts with the maximum shown as
                                        1.25%.  We reserve the right to issue
                                        contracts at some future time with a maximum
                                        other than 1.25% (lower or higher but not
                                        exceeding 1.50%) but only prospectively for
                                        new contracts.

                                   -    ADMINISTRATIVE CHARGE
                                   The values shown in brackets in this item

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                                 representthe following:

                                 1.     [X.XX%] BRACKETS: ACTUAL CHARGE FOR A
                                        SPECIFIC CONTRACT HOLDER. When we issue
                                        the contract to a specific Contract
Contract Schedule I                     Holder, we will insert the actual charge
DAILY CHARGES TO THE                    applicable to that customer. While this
SEPARATE ACCOUNT                        is subject to the contractual maximum
(Continued)                             (see #2 below), in our current practice
                                        this actual charge will not exceed 0.25% when the contract is delivered. The actual charge may vary after the contract is delivered, in accordance with contract section 1.18.

                                  2.    [0.25%] BRACKETS: CONTRACTUAL MAXIMUM
                                        CHARGE. This represents the maximum
                                        charge. At the present time, we intend
                                        to issue contracts with the maximum
                                        shown as 0.25%. We reserve the right to
                                        issue contracts at some future time with a maximum lower than 0.25% but only prospectively for new contracts.

                                   - AETNA GET FUND GUARANTEE CHARGE This charge will never exceed 0.75% (annual basis) but the actual charge as of the effective date is communicated to the specific Contract Holder separately from the contract document.


Contract Schedule I                The schedule will show one or more of the           One or more options will be
FIXED INTEREST OPTIONS             following:                                          available under the Contract.
AVAILABLE
                                   -     Fixed Account                                 The Fixed Plus Account will only
                                   -     Fixed Account for transferred amounts         be available to fund benefits
                                         only (no ongoing Contributions)               under a pension plan within the
                                   -     Fixed Plus Account                            meaning of Employee Retirement
                                   -     Guaranteed Accumulation Account(GAA)          Income Security Act of 1974.


Contract Schedule I                The bracketed 10% is the least we will allow.       The transfer limit from the
FIXED ACCOUNT ANNUAL TRANSFER                                                          Fixed Account is based on the
LIMIT                                                                                  interest rate environment and
                                                                                       our General Account
                                                                                       investments.  The current window
                                                                                       allows transfer of 100% of the
                                                                                       value in the account.

Contract Schedule I               The bracketed 20% is the least we will allow.        We do not foresee increasing the
FIXED PLUS ACCOUNT ANNUAL                                                              20% to a higher percentage.
TRANSFER AND


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PARTIAL WITHDRAWAL LIMIT

Contract Schedule I               The bracketed $2,000 is the largest amount for       We do not foresee increasing the
WAIVER OF FIXED PLUS ACCOUNT      which we would allow the waiver.                     amount at which we would allow
TRANSFER LIMIT                                                                         the waiver.

Contract Schedule I               In the bracketed list of waivers for this            The waiver of the five-year
WAIVER OF FIXED PLUS ACCOUNT      provision, specific waivers may or may not be        payout in the event of a full
FULL WITHDRAWAL PROVISION         included in a specific contract when it is           withdrawal from the Fixed Plus
                                  delivered.                                           Account may vary depending on
Contract Schedule I                                                                    the characteristics of each
WAIVER OF FIXED PLUS ACCOUNT      The bracketed values in this provision are the       contract holder and the plan
FULL WITHDRAWAL PROVISION         most restrictive we would impose.                    type.
(Continued)

Contract Schedule I               The bracketed language shown is for 403(b) plans.    The language used will depend
WITHDRAWAL RESTRICTIONS UNDER     The schedule may show the following variation:       on the Code Section under which
THE CODE                          -     FOR 401(a), 401(k) AND 403(a) PLANS:           the Contract is issued. We are
                                  Limitations apply to withdrawals as provided by      required by federal law to
                                  the Code and the Plan.                               provide the actual limits only
                                                                                       for contracts issued under Code
                                                                                       Section 403(b).

Contract Schedule I               The following is a variation we may use for this     This may be used for situations
WITHDRAWAL CHARGE                 provision:                                           where no withdrawal charge will
                                                                                       apply.  Refer to the Statement
                                      A withdrawal charge does not apply.              of Variability.

                                  The schedule may show one of the following variations for the time basis for measuring the withdrawal charge:

                                  - NUMBER OF YEARS SINCE INDIVIDUAL ACCOUNT ESTABLISHED

                                  -    NUMBER OF COMPLETED CONTRIBUTION PERIODS

                                       The number and amount of Contributions
                                       that constitute a contribution period is chosen by the Contract Holder or a Participant, as applicable. The number of periods may not be greater than the number of whole years since the Effective Date of the Contract or any exchanged Contract.

                                  -    LENGTH OF TIME SINCE THE CONTRACT
                                       EFFECTIVE DATE                                  Changes to the Withdrawal Charge
                                                                                       will be based on factors
                                  The bracketed schedule indicates the highest         described in the


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                                  charges we would impose.                             Statement of Variability.


Contract Schedule I               If no withdrawal charge is applicable for a          This wording would correspond to
WAIVER OF WITHDRAWAL              specific contract, we may use the following text     a withdrawal charge not applying
CHARGE                            for the "Waiver of Withdrawal Charge" section:       for a particular contract (see
                                                                                       prior section, above).
                                      Waivers are not applicable; a withdrawal
                                      charge does not apply.
                                                                                       The specific list of waivers may
                                  In the bracketed list of waivers for this            vary depending on the
                                  provision, specific waivers may or may not be        characteristics of each Contract
Contract Schedule I               included in a specific contract when it is           Holder and the plan type.
WAIVER OF WITHDRAWAL              delivered.  The bracketed values are the most
CHARGE                            restrictive we would impose.
(Continued)

Contract Schedule I               The bracketed language shown is for 403(b) plans.    The language used will depend
REQUIRED DISTRIBUTIONS            The schedule may show the following variation:       on the Code Section under which
                                  -     FOR 401(a), 401(k) AND 403(a) PLANS:           the Contract is issued.

                                  Generally, distribution must begin no later than
                                  April 1 following the later of the calendar year
                                  in which a Participant attains age 70 1/2or
                                  retires.  The distribution of benefits to a
                                  Participant who is a five percent owner must begin
                                  by April 1 following the calendar year the
                                  Participant attains age 70 1/2.

Contract Schedule I               If loans are not allowed for a specific contract,    This may be used for situations
LOANS                             we may use the following text for the "Loans"        where loans are not available.
                                  section:

                                  Loans are not available under this Contract.

Contract Schedule I               The schedule may show the following variation:       Language used will depend on the
CONTRACT BENEFICIARY              -     FOR 403(b) VOLUNTARY PLANS                     Code Section under which the
                                  The Contract beneficiary is named by the             Contract is issued.
                                  Participant.


Contract Schedule II              The bracketed time period is the most restrictive    We do not foresee changing the
PAYMENT PERIOD                    we would impose.                                     bracketed time period.  The
                                                                                       exception would be on a
                                                                                       case-specific basis to
                                                                                       accommodate annuity
                                                                                       provisions in a plan.

Contract Schedule II              The bracketed value is the number of funds that      If we are able to modify our
MAXIMUM NUMBER OF FUNDS           our administrative system can presently support.     administrative system to support
                                                                                       more than four funds in the
                                                                                       future, we may increase the
                                                                                       number.

Contract Schedule II              The bracketed number is the most restrictive we      Our administrative system
NUMBER OF ANNUAL                  would impose.                                        currently allows for 12

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TRANSFERS AMONG FUNDS                                                                  transfers annually.  Subject to
                                                                                       the bracketed minimum of five
                                                                                       transfers, we reserve the right to
                                                                                       issue contracts at some future time
                                                                                       with a number other than 12 but only
                                                                                       prospectively for new contracts.


Contract Schedule II              The MORTALITY AND EXPENSE RISK CHARGE shown in       The charges are based on factors
DAILY CHARGES TO THE SEPARATE     brackets is the maximum value we would use. The      described in the Statement of
ACCOUNT                           charge in the contract we issue for a specific       Variability.
                                  Contract Holder will be 1.25% (annual basis)
                                  or less.



Contract Schedule II              The ADMINISTRATIVE CHARGE shown in brackets is the
DAILY CHARGES TO THE SEPARATE     maximum value we would use. The charge in the
ACCOUNT                           contract we issue for a specific Contract Holder
(Continued)                       will be 0.25%(annual basis) or less.


ENDORSEMENT                       "THE LOAN ACCOUNT" SECTION:
E-MMLOAN-01(NY)                   1.  Under "The Loan Account", the rate at which      We do not anticipate any changes
                                  interest is credited to the loan account is stated   to the bracketed value in the
                                  as a formula.  The bracketed value in the formula,   near future.
                                  [3.0%], is the highest percentage that we would
                                  use in the formula.

                                  2.  The following is an OMNI variation we may use    The OMNI language shown for this
                                  in place of the bracketed second sentence.  The      Loan Endorsement section may be
                                  bracketed amount in the following is the highest     used for any plan type if we
                                  percentage that we would use:                        utilize our alternate
                                                                                       administrative system (OMNI).
                                       The loan account, unless the loan is in
                                       default, is credited with interest at a
                                       rate which is not less than the loan
                                       interest rate, less [3.0%], on an annual
                                       basis.

                                  "LOAN EFFECTIVE DATE" SECTION:
                                  The bracketed second sentence, may be deleted if OMNI is being utilized.

                                  "AMOUNT AVAILABLE FOR LOAN" SECTION:
                                  1.  Second paragraph.  The following OMNI
                                  variation may replace the bracketed second paragraph:
                                      The minimum loan amount is $1,000 for both residential and non-residential loans.

                                  2.  Fifth paragraph.  The following OMNI
                                  variations may be used to delete references to Guaranteed Accumulation Account (GAA)

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                                  which is not available for contracts on OMNI:
                                  - In item (1), the bracketed language, [the Guaranteed Accumulation Account (GAA) or from], may be deleted if OMNI is being utilized.
                                  - For item (2), the following will replace item (2) if OMNI is being utilized:

                                  (2) If the loan amount requested exceeds the
                                  amount held in the Individual Account
                                  (excluding amounts held in GET Fund), funds
                                  must be transferred from GET Fund to one of
                                  the other investment options in order to be
                                  available for loan. Requests for transfers of
                                  funds from GET Fund will be honored only if
                                  the value in the other investment options is
ENDORSEMENT                       insufficient to satisfy the loan request.
E-MMLOAN-01(NY)                   The amount available for transfer from
(Continued)                       GET Fund may be more or less than the amount
                                  initially deposited into GET Fund.

                                  3.  In the sixth paragraph, the bracketed second
                                  sentence may be deleted if OMNI is being utilized.

                                  "LOAN REPAYMENT" SECTION:
                                  1.  In item (2), the bracketed second sentence may
                                  be replaced by the following if OMNI is being
                                  utilized:

                                      If a payment is not received by our Home
                                      Office by the end of the quarter following the quarter for which a payment is due, the outstanding loan balance will be considered in default;

                                  2. In item (3), in the first sentence, the bracketed phrase ("as when the loan was taken"), may be replaced by the phrase "as current contributions" if OMNI is being utilized.

                                  "LOAN DEFAULT" SECTION:
                                  Under "Loan Default", the Loan Endorsement may show the following TWO alternative language variations:

                                  LOAN DEFAULT VARIATION 1:                            LOAN DEFAULT VARIATION 1: As
                                  LOAN DEFAULT:  If we do not receive a loan payment   soon as we can make the
                                  when it is due, the loan is treated as follows:      necessary system (NON-OMNI)
                                                                                       changes, we intend to
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                                       (1)  If the amount of the vested Individual     use the alternative
                                       Account value available for distribution is     Loan Default
                                       sufficient to repay (a) the outstanding loan    language shown here
                                       balance, plus (b) any applicable Fixed Plus     prospectively when we issue loan
                                       Account default charge, and (c) any             endorsements.
                                       withdrawal charge due on the outstanding loan
                                       balance, then that amount (the total of a, b,
                                       and c) is deducted from the vested Individual
                                       Account value.  The amount of the outstanding
                                       loan balance is reported to the Internal
                                       Revenue Service as a distribution.

                                    (2) If the amount of the vested Individual
                                        Account value available for distribution
                                        is not sufficient to repay (a) the
                                        outstanding loan balance, plus (b) any
                                        applicable Fixed Plus Account default
                                        charge, and (c) any withdrawal charge
                                        due on the outstanding loan balance,
                                        until such time that the
ENDORSEMENT                             amount due (the total of a, b and c) can be
E-MMLOAN-01(NY)                         distributed, the loan account continues to
(Continued)                             earn interest, and interest is charged on
                                        the outstanding loan balance. The amount
                                        of the outstanding loan balance is
                                        reported to the Internal Revenue Service
                                        as a deemed distribution. At the time
                                        the amount due can be distributed, it is
                                        withdrawn from the vested Individual
                                        Account value.

                                  LOAN DEFAULT VARIATION 2 (OMNI):
                                  LOAN DEFAULT:  If we do not receive a loan payment
                                  when it is due, the loan is treated as follows.
                                                                                       LOAN DEFAULT VARIATION 2:  OMNI
                                  (1)   If the amount of the vested Individual         wording may be used for any plan
                                        Account value available for distribution is    type if we utilize OMNI.
                                        sufficient to repay (a) the outstanding loan
                                        balance plus (b) any applicable Fixed Plus
                                        Account default charge, and (c) any
                                        withdrawal charge due on the outstanding
                                        loan balance, then that amount (the total of
                                        a, b and c) is deducted from the vested
                                        Individual Account value.  The amount of the
                                        outstanding loan balance is reported to the
                                        Internal Revenue Service as a distribution.

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                                  (2)   If the amount of the vested Individual
                                        Account value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any withdrawal charge due on the outstanding loan balance, until such time that the amount due (the total of a, b and c) can be distributed, interest will continue to be charged on the outstanding loan balance. The amount of the outstanding loan balance is reported to the Internal Revenue Service as a deemed distribution. At the time the amount due can be distributed, it is withdrawn from the vested Individual Account value.


ENDORSEMENT                      The bracketed time period is the most restrictive    We do not foresee changing the
EMMCC-01                         we would impose.                                     time period.
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